EXHIBIT 1.01

DANA INCORPORATED

Conflict Minerals Report

For the Year Ended December 31, 2018

Overview

Dana Incorporated (Dana) is a global provider of high technology driveline (axles, driveshafts and transmissions); sealing and thermal-management products; and motors, power inverters, and control systems for electric vehicles our customer base includes virtually every major vehicle manufacturer in the global light vehicle, medium/heavy vehicle and off-highway markets. As of December 31, 2018, we employed approximately 30,900 people, operated in 33 countries and had 135 major facilities around the world.

As described in further detail below, we rely on our direct suppliers to provide information on the origins of tin, tantalum, tungsten and gold (3TG) contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers. To obtain this information, in accordance with the OECD Guidance (as defined below), we sent a Request For Information (RFI) to direct suppliers representing approximately 3% of our supplier shipping locations for direct components. In addition, all of our supply agreements require our suppliers to provide information about the source of 3TG and smelters.

We have adopted the following Conflict Minerals Policy:

As a company with sales and manufacturing operations throughout the world, we support the sourcing of minerals responsibly, as set out in our Standards of Business Conduct. We support ending the violence and human rights violations in the mining of certain minerals from a location described as the “Conflict Region,” which is in the Democratic Republic of the Congo (DRC) and neighboring countries. The U.S. Securities and Exchange Commission (SEC) adopted final rules to implement reporting and disclosure requirements related to “conflict minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The rules require manufacturers who file certain reports with the SEC to disclose whether the products they manufacture or contract to manufacture contain “conflict minerals” that are “necessary to the functionality or production” of those products.

The definition of “conflict minerals” refers to gold, as well as tin, tantalum, and tungsten, the derivatives of cassiterite, columbite-tantalite, and wolframite, regardless of where they are sourced, processed or sold. The U.S. Secretary of State may designate other minerals in the future. We support these requirements to further the humanitarian goal of ending violent conflict in the DRC and in surrounding countries, which has been partially financed by the exploitation and trade of “conflict minerals”.

OUR COMMITMENT:

1.	Support the aims and objectives of the U.S. legislation on the supply of “conflict minerals”

2.	Do not knowingly procure specified metals that originate from facilities in the “Conflict Region” that are not certified as “conflict free”

3.	Ensure compliance with these requirements, and ask our suppliers to undertake reasonable due diligence within their supply chains to assure that specified metals are being sourced only from:

•	Mines and smelters outside the “Conflict Region” or

•	Mines and smelters which have been certified by an independent third party as “conflict free” if sourced within the “Conflict Region”

Dana has based its due diligence processes, in part, on the guidance provided by the Organization for Economic Co-operation and Development (OECD). The framework of the OECD provides practical guidance to companies on a set of actions that can be taken throughout the supply chain to ensure responsible due diligence. Dana has established a global team, reporting to executive leadership, to work through the OECD framework and develop a plan to address each of its focus areas.

This due diligence includes requiring our 3TG suppliers to provide written evidence documenting that raw materials used to produce gold, tin, tantalum and tungsten, used in the materials to manufacture components and products supplied to Dana, originate from outside the “Conflict Region” or, if they originate from within the “Conflict Region,” that the mines or smelters be certified as “conflict free” by an independent third party. The aim is to ensure that only “conflict free” materials and components are used in products that we procure.

If we discover the use of these minerals produced in facilities that are considered to be “non-conflict free” in any material, parts or components we procure, we will take appropriate actions to transition the product to be “conflict free.”

Due Diligence Process

Our due diligence measures have been designed to conform, in all material respects, with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for 3TG. As described above, Dana has adopted a policy which is posted on our website at www.dana.com.

Management System

Dana has established a management system for conflict minerals. Our management system is led by a Senior Manager of Purchasing Analytics who acts as the executive conflict minerals program manager. That individual is supported by other Dana employees, including internal legal counsel. Management is briefed about the results of our due diligence efforts on a regular basis.

Control Systems

As we do not have a direct relationship with 3TG smelters or refiners, we are engaged and cooperate with other major manufacturers in our industry. Controls include, but are not limited to, our Standards of Business Conduct which outlines expected behaviors for all of our employees, our Standards of Business Conduct for Suppliers, and obligations contained in agreements with our suppliers.

Supplier Engagement

We utilize our own internal supplier management software (Dana1Source) as a part of engaging with our suppliers. In particular, Dana1Source helps us to identify suppliers that provide direct components that might contain 3TG. Those suppliers identified must complete an RFI. Taking the information provided in completed RFIs, we are able to determine which suppliers should then receive a Conflict Minerals Reporting Template (CMRT) survey form to complete. Feedback from this exercise has allowed us to analyze and refine which suppliers require further analysis. Further, responses to initial RFIs have allowed us to further rationalize the suppliers that may use conflict minerals in their products and take a more targeted approach to define if any products contain minerals on a forward-looking basis.

All of our supply agreements require suppliers to provide information about sources of conflict minerals as well as smelters and refiners. These requirements set an expected level of reporting to facilitate engagement and the due diligence process.

Identification and Assessment of Risks

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, we are unable to identify all parties that supply our direct suppliers. Accordingly, we participate in a number of industry-wide initiatives. We have identified 204 direct suppliers whose components may contain 3TG, and we rely on these suppliers to provide us with information about the source of minerals contained in the components supplied to us. In particular, we rely on these suppliers to provide us with information about the source of minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. Similar to Dana, many of these suppliers are also subject to Rule 13p-1 under the Securities Exchange Act of 1934.

Products

In determining which of our products might contain 3TG, all of our direct suppliers are given a commodity classification for the type of materials they supply to us and the suppliers for those commodities where included. Additionally, each supplier in Dana1Source is given a regulatory compliance checklist to complete. The results from this checklist enable us to determine which suppliers require further inquiry in addition to the commodity classification.

We cross-reference a list of parts from our International Material Data System (IMDS) database where suppliers identify the products containing 3TG. IMDS is the automobile industry’s material data system. In IMDS, all materials used for automobile manufacturing are collected, maintained, analyzed and archived. We sent an RFI to each of these suppliers even if 3TG had no product fit or function.

Suppliers with a prior RFI with no 3TG were excluded from the survey unless otherwise identified by the IMDS database or such a supplier provided a new product identified to contain 3TG.

Standard Operating Procedures

We have adopted comprehensive Standard Operating Procedures through which our conflict minerals program is implemented, managed, and monitored. Updates are provided regularly to senior management.

As described above, we participate in industry-wide initiatives to identify parties in the supply chain. In particular, we are a member and have been actively engaged with the Automotive Industry Action Group (AIAG).

As part of our risk management plan, to ensure suppliers understand our expectations, we have provided supplier training documents through Dana1Source. Dana1Source allows us, among other benefits, to conduct real-time communications with all our suppliers. Conflict minerals information has been incorporated into our supplier information scorecard that documents and retains supplier information used to prevent and reduce risk. RFIs were sent to 204 direct supplier locations.

As described in our conflict minerals policy, we engage any supplier whom we have reason to believe is supplying us with 3TG from sources that may support conflict in the DRC or any adjoining country to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. We have found no instances where it was necessary to terminate a contract or find a replacement supplier.

Independent Third Party Audit of Supply Chain Due Diligence at Smelters and Refiners

We do not typically have a direct relationship with 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain.

Due Diligence Results

Requested Information

Annually, we send RFIs to our direct suppliers using the RFI template developed by the Electronic Industry Citizenship Coalition (EICC). The RFI was developed to facilitate disclosure and communication of information regarding smelters that provides material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of smelters Dana and its suppliers use. In addition, the RFI contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC’s website. The RFI is used by many companies in their conflict mineral due diligence processes.

During the reporting period, we sent RFIs to 204 suppliers. After reviewing the completed RFIs, we requested additional information from those suppliers where the nature of the component, or the location of the supplier, suggested that those components were likely to contain 3TG and the annual spend was greater than $100,000. This resulted in us requesting additional information from 108 of the 204 suppliers representing approximately 3% of our 2018 supplier shipping locations for direct components.

RFI Responses

We received responses from suppliers asked to complete the RFI and reviewed them to determine which suppliers required further engagement. The criteria used to determine whether to follow up with a supplier included untimely or incomplete responses as well as inconsistencies within data reported in the completed RFI we received. We worked directly with these suppliers to obtain revised responses.

Nine suppliers provided information at a part number level. A majority of responses we received provided data at a company or division level or, as described above, the supplier indicated it was unable to identify the smelters or refiners used in components its supplied. As a result, we are unable to determine whether any of the conflict minerals reported by suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are in our supply chain. Five supplier responses were from “off-shelf distributors,” and accordingly, these suppliers have no direct contact with their supply chain.

Efforts to Determine Mine or Location of Origin

Through OECD and our RFI process, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of 3TG in our supply chain.

Smelters or Refiners

Based on the information we received during our due diligence process, we believe that the smelters and refiners listed in Annex I to this Conflicts Mineral Report may have been used to process 3TG in our products.

Future Due Diligence Measures

In the next compliance period, we intend to implement steps to improve the information gathered from our due diligence process. The steps include:

•	Refine the number of suppliers that complete an RFI and determine the part number of the component that those suppliers provide to attain a part number level report.

•	Engage with any supplier found to be supplying Dana with 3TG from sources that support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict.

•

Work with the OECD and relevant trade associations to define and improve best practices as well as build leverage over our supply chain in accordance with the OECD Guidance to provide better reporting.

•	Utilize Corporate Social Responsibility Scorecard to directly score suppliers based on their corporate and social responsibility, including conflict minerals.

•	Integrate recent acquisitions into reporting (Oerlikon Drive Systems; Brevini Fluid Power S.p.A. and Brevini Power Transmission S.p.A.; S.M.E. S.p.A.; and TM4, Inc.).

ANNEX I

SMELTERS AND REFINERS

Metal (*)	Smelter Name	Smelter Country (*)
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Tungsten	ACL Metais Eireli	BRAZIL
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Bauer Walser AG	GERMANY
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tin	Alpha	UNITED STATES OF AMERICA
Gold	China Golddeal	CHINA
Gold	Codelco	CHILE
Gold	Cookson Sempsa	SPAIN
Gold	DaeryongENC	KOREA, REPUBLIC OF
Tin	An Thai Minerals Co., Ltd.	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Gold	ECHEMEMI ENTERPRISE CORP.(FUTURES EXCHANGE)	CHINA
Gold	Faggi Enrico S.p.A.	ITALY
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Feinhütte Halsbrücke GmbH	GERMANY
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Guangdong macro jin percious metal smelting	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA

Gold	GuangZHou Jin Ding	CHINA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Boliden AB	SWEDEN
Gold	Heraeus	UNITED STATES OF AMERICA
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals North America	UNITED STATES OF AMERICA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Heraeus Zhaoyuan Precious Metal Materials Co.,Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Gold	Jin Jinyin refining company limited	CHINA
Gold	LiBaoJia	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Gold	Ningbo Kangqiang	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shanghai Gold Exchange	CHINA
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Gold	Shenzhen Kuril Company	CHINA
Tin	CV Dua Sekawan	INDONESIA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Tin	CV Gita Pesona	INDONESIA
Gold	Super Dragon Technology Co., Ltd.	CHINA
Gold	Suzhou Xingrui Noble	CHINA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Gold	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	WAM Technologies Taiwan Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Yantai Zhaojinlufu	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Zhaojin Gold & Silver Refinery Co.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO GmbH	GERMANY
Gold	Zhaoyuan Li Fu Industrial	CHINA
Gold	ZHAOYUAN LIFUSHIYE Co., Ltd.	CHINA
Gold	Dowa	JAPAN
Tin	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Tin	Estanho de Rondonia S.A.	BRAZIL
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tin	AIM	CANADA
Tin	Fenix Metals	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tin	Amalgamated Metal Corp PLC	PERU
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Tin	American Iron and Metal	UNITED STATES OF AMERICA
Tin	Ampere Polska Sp. z o.o. (trader)	GERMANY

Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Angelcast Enterprise Co., Ltd.	CHINA
Tin	Arco Alloys	UNITED STATES OF AMERICA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tin	Asahiseiren Co., Ltd.	JAPAN
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Tin	Bangka	INDONESIA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tin	Brinkmann Chemie AG	GERMANY
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRAZIL
Tin	CHINA TIN SMELTER CO.LTD	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Tin	Chofu Works	MALAYSIA
Gold	Henan Zhongyuan Gold Refinery Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tin	Cookson Alpha Metals(Shenzhen)Co.Ltd	CHINA
Tin	CV DS Jaya Abadi PT	INDONESIA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Tin	CV Duta Putra Bangka	INDONESIA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	Da Nang Processing Import and Export Joint Stock	VIETNAM
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin	Dongguan Qiandao Metal Tin Product Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Eximetal S.A.	ARGENTINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tin	Fuji Metal Mining Corp.	JAPAN
Tin	GEJIU YE LIAN CHANG	CHINA
Tin	Gejiu Yunxi Group Corp.	CHINA
Tin	Gold Bell Group	SINGAPORE
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY

Gold	Italpreziosi	ITALY
Tin	Guangxi Nonferrous Metals Group	CHINA
Gold	Japan Mint	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	Hezhou Jinwei Tin Co., Ltd	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tin	Huaxi Guangxi Group	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	Hulterworth Smelter	JAPAN
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tin	Hunan Xianghualing tin	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Tin	Imperial Zinc	UNITED STATES OF AMERICA
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Tin	Indoneisan State Tin Corporation Mentok Smelter	INDONESIA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	INDONESIA
Tin	Indonesian State Tin Corporation Mentok Smelter	INDONESIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Tin	Jau Jang Enterprise Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Jean Goldschmidt International	BELGIUM
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Gold	L’Orfebre S.A.	ANDORRA
Tantalum	LSM Brasil S.A.	BRAZIL
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Tin	Jiang Jia Wang Technology Co.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	JU TAI INDUSTRIAL CO.,LTD.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Tin	Kaimeng(Gejiu) Industry and Trade Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.	BELGIUM
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Tin	Kupol	RUSSIAN FEDERATION
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	LIAN JING	CHINA
Tin	M/s ECO Tropical Resources	SINGAPORE
Tin	Minsur	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Tin	Materials Eco-Refining Co., Ltd.	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Gold	Nihon Material Co., Ltd.	JAPAN
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	Morigin Company	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Tin	Ney Metals and Alloys	INDONESIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Gold	PAMP S.A.	SWITZERLAND
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tin	Old City Metals Processing Co., Ltd.	CHINA
Tin	Pan Light Corporation	TAIWAN, PROVINCE OF CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Tin	PT Alam Lestari Kencana	INDONESIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT NATARI	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Pure Technology	RUSSIAN FEDERATION
Tin	S Company	THAILAND
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Gold	Royal Canadian Mint	CANADA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	S. Izaguirre	SPAIN
Tin	Samhwa non-ferrorus Metal ind.co.ltd	KOREA, REPUBLIC OF
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Tin	Shapiro	UNITED STATES OF AMERICA
Tin	Shen zhen qi xiang da hua gong gong si	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin	SIGMA TIN ALLOY CO., LTD	CHINA
Tin	Singapore Asahi Chemical & Solder Industries	SINGAPORE
Tin	Sizer Metals PTE	SINGAPORE
Tin	Soft Metals Ltda	BRAZIL
Tin	Solder Court Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Tin	Spectro Alloys Corp	UNITED STATES OF AMERICA
Tin	STANCHEM Sp. j. (trader)	INDONESIA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Stretti	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	Soft Metais Ltda.	BRAZIL
Tin	Süddeutsche Metallhandels-gesellschaft mbH	GERMANY
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Tin	Sundwiger Messingwerk GmbH & Co.KG	GERMANY
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tin	SUZHOU NUONENGDA CHEMICAL Co., Ltd.	CHINA
Tin	Taicang Nanancang Metal Material Co., LTd	CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Tin	Taiwan high-tech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Sudan Gold Refinery	SUDAN
Tin	Taiwan Huanliang	INDONESIA
Tin	Taiwan qinggao qiye you xian gong si	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tin	Taiwan’s lofty Enterprises Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Tin	Tamura	JAPAN
Tin	Super Ligas	BRAZIL
Tin	TAP	UNITED STATES OF AMERICA
Tin	Thailand Mine Factory	THAILAND
Gold	T.C.A S.p.A	ITALY
Tin	Thailand Smelting & Refining Co Ltd	THAILAND
Tin	Three green surface technology limited company	CHINA
Tin	Tianshui ling bo technology co., Ltd.	CHINA
Tin	Timah Indonesian State Tin Corporation	INDONESIA
Tin	Tin Plating Gejiu	CHINA
Tin	TONG LONG	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tin	Traxys	FRANCE
Tin	UNIFORCE METAL INDUSTRIAL CORP.	TAIWAN, PROVINCE OF CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tin	Untracore Co., Ltd.	THAILAND
Tin	Wang Yu Manufacturing Co. Ltd.	CHINA
Tin	Thaisarco	THAILAND
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Tin	WELLEY	TAIWAN, PROVINCE OF CHINA
Tin	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tin	Westmetall GmbH & Co KG	GERMANY
Tin	Wieland Werke AG	GERMANY
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

Gold	Tokuriki Honten Co., Ltd.	JAPAN
Tin	WONIL METAL Co., Ltd.	KOREA, REPUBLIC OF
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Tin	Wu Xi Shi Yi Zhang Ji Xe She Bei Company	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Tin	Wujiang City luxe Tin Factory	CHINA
Tin	Wuxi Lantronic Electronic Co Ltd	CHINA
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tin	Xianghualing Tin Minerals	CHINA
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Gold	Valcambi S.A.	SWITZERLAND
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	XURI	CHINA
Tin	Yantai ZhaoJin Kasfort Precious Incorporated Company	CHINA
Tin	Yantai Zhaojin Precious Metals Co., Ltd.	CHINA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Tin	Yao Zhang	CHINA
Tin	YH(Yunnan)	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Gold	WIELAND Edelmetalle GmbH	GERMANY
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tin	Yiquan Manufacturing	CHINA
Tin	Yuecheng Tin com.,LTD	CHINA
Tin	Yunnan Chengo Electric Smelting Plant	CHINA
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA

Tin	Yunnan Industrial Co., Ltd.	CHINA
Tin	Zhejiang Huangyan Xinqian Electrical Parts Factory	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tin	Zhongshan Jinye Smelting Co., Ltd	CHINA
Tin	Zhuhai Quanjia	CHINA
Tungsten	Alldyne Powder Technologies	UNITED STATES OF AMERICA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tungsten	Alta Group	UNITED STATES OF AMERICA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Tungsten	DAIDO STEEL	JAPAN
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	GANZHOU HONGFEI W&Mo MATERIALS CO.,LTD.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tungsten	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Tungsten	Kanto Denka Kogyo Co., Ltd.	JAPAN
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tungsten	Mehra Ferro-Alloys Pvt. Ltd.	INDIA
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	CHINA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sumitomo Metal Mining Co. Ltd.	JAPAN
Tungsten	TeaguTec	KOREA, REPUBLIC OF
Tungsten	Toshiba Material Co., Ltd.	CHINA
Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA